Exhibit 99.2

CONFIDENTIA L INVESTOR PRESENTATION 2021 STARRY INTERNET CONFIDENTIAL

DISCLAIMER

This confidential presentation (this "presentation") is being delivered to you by Starry, Inc. ("Starry") and FirstMark Horizon Acquisition Corp. ("FMAC") for use by Starry and FMAC in connection with their potential business combination and the offering of the securities of the post-business combination company or FMAC in a private placement (the "Transaction"). This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Starry or FMAC. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of FMAC and Starry is prohibited. By accepting this presentation, each recipient and its directors, partners, officers, employees, attorney(s), agents and representatives (collectively, the "recipient") agrees: (i) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain; and (ii) to return or destroy all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies.

This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities will be made only pursuant to a definitive Subscription Agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. FMAC and Starry reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

FORWARD LOOKING STATEMENTS

This presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Starry's and FMAC's expectations with respect to anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction, and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of FMAC's registration statement on Form S-1, its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and its subsequent Quarterly Reports on Form 10-Q. In addition, there will be risks and uncertainties described in the Form S-4 and other documents filed by FMAC or Starry Holdings, Inc. ("Starry Holdings") from time to time with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside Starry's, Starry Holdings' and FMAC's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against FMAC, Starry or Starry Holdings following the announcement of the Transaction; (2) the inability to complete the Transaction, including due to the inability to concurrently close the Transaction and the private placement of common stock or due to failure to obtain approval of the stockholders of FMAC; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Transaction; (4) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (5) the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (6) costs related to the Transaction; (7) changes in the applicable laws or regulations; (8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID-19 pandemic; (10) Starry's ability to obtain or maintain rights to use licensed spectrum in any market in which Starry operates and potential declines in the value of Starry's FCC licenses; and (11) other risks and uncertainties described in FMAC's registration statement on Form S-1 and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its subsequent Quarterly Reports on Form 10-Q, including, in each case, those described in the "Risk Factors" section therein. Starry, Starry Holdings and FMAC caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. None of Starry, Starry Holdings or FMAC undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

STARRY CONFIDENTIAL PG 2.

CONFIDENTIAL PG 3 . NO REPRESENTATIONS AND WARRANTIES This presentation is for informational purposes only and does not purport to contain all of the information that may be requi red to evaluate a possible investment decision with respect to Starry or the Transaction. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Starry and FMAC or any of their respective affiliates, di rectors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherw ise made available to any party in the course of its evaluation of a possible transaction between FMAC and Starry. The recipient also acknowledges and agrees that the information contained in this presen tat ion is preliminary in nature and is subject to change, and any such changes may be material. FMAC and Starry disclaim any duty to update the information contained in this presentation. INDUSTRY MARKET DATA In this presentation, Starry and FMAC rely on and refer to certain information and statistics regarding the markets and indus tri es in which Starry competes. Such information and statistics are based on Starry’s management’s estimates and/or obtained from third - party sources, including reports by market research firms and company filings. While FMAC and Starry believe such third - party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither Starry nor FMAC has independentl y v erified the accuracy or completeness of the information provided by the third - party sources. TRADEMARKS This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the propert y o f their respective owners, and Starry’s or FMAC’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for con ven ience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but Starry and FMAC will assert, to the fullest extent und er applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. PRIVATE PLACEMENT The securities to which this presentation relates have not been registered under the Securities Act of 1933, as amended (the “Se curities Act”), or the securities laws of any other jurisdiction. This presentation relates to securities that FMAC or Starry intends to offer in reliance on exemptions from the registration requirements of the Securi tie s Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete. Any representation to the contrary is a cr iminal offense. FINANCIAL INFORMATION This presentation contains certain estimated preliminary financial results and key operating metrics for the year ended Decem ber 31, 2020, and the historical financial information respecting Starry contained in this presentation has been taken from or prepared based on historical financial statements of Starry. Starry’s actual results an d financial condition as reflected in the financial statements that will be included in the registration statement on Form S - 4 for the proposed Transaction may be adjusted or presented differently from the historical financial information herein, and the variations could be material.

NON-GAAP FINANCIAL MEASURES

Certain of the financial measures included in this presentation, including EBITDA, free cash flow, vertical asset gross margin, and subscriber payback, have not been prepared in accordance with general accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Starry has included these non-GAAP financial measures (including on a forward-looking basis) because it and FMAC believe they provide an additional tool for investors to use in evaluating the financial performance and prospects of Starry. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the Appendix for a description of these non-GAAP financial measures and a reconciliation of the historic measures to Starry's most comparable GAAP financial measures. Note, however, that to the extent forward-looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

USE OF PROJECTIONS

This presentation also contains certain financial forecasts, including revenue, gross profit, operating expenses, EBITDA, capex, free cash flow, and payback. Neither FMAC's nor Starry's independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of FMAC's or Starry's control. While all financial projections, estimates and targets are necessarily speculative, FMAC and Starry believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after consummation of the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

FMAC and Starry and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of FMAC's shareholders in connection with the Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Transaction of FMAC's directors and officers in FMAC's filings with the SEC, including FMAC's registration statement on Form S-1, which was originally filed with the SEC on September 18, 2020. To the extent that holdings of FMAC's securities have changed from the amounts reported in FMAC's registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to FMAC's shareholders in connection with the Transaction is set forth in the proxy statement/prospectus on Form S-4 for the Transaction, which is expected to be filed by FMAC or its affiliates with the SEC.

This Presentation is not a substitute for the registration statement or for any other document that FMAC or Starry may file with the SEC in connection with the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by FMAC through the website maintained by the SEC at http://www.sec.gov.

STARRY CONFIDENTIAL PG 4.

CONFIDENTIAL PG 5 . HOME BROADBAND IS ESSENTIAL But it’s expensive, there’s limited choice, and it’s a poor experience

CONFIDENTIAL PG 6 . 67 % of the U.S. broadband market is controlled by cable incumbents 1 Sources: LRG, IBISWorld, Customer Guru. 1. data as of 2019; 2. data as of April 2021; 3. data as of September 2021, average o f A ltice, AT&T, CableOne , Charter, Comcast, Cox, Frontier, Verizon, and Windstream THE BROADBAND MARKET IS PRIMED FOR A NEW LOW - COST, CONSUMER - FRIENDLY ENTRANT LARGE UNCOMPETITIVE MARKET WITH POOR SERVICE 0 Average incumbent Net Promoter Score 3 $11 8 Bn Annual U.S. Fixed Broadband Revenue 2

CONFIDENTIAL TECHNOLOGY SOLVES COMPLEX PROBLEMS AND REDUCES COSTS, BUT FIXED BROADBAND IS UNTOUCHED PG 7 . RETAIL TRANSPORT TRAVEL VEHICLES & ENERGY BROADBAND Any Product Next Day Delivery On Demand Transportation Live at Home Anywhere Independence from Fossil Fuel Applying Moore’s Law to Broadband, with Exceptional Customer Experience LEGACY TAM PROBLEM SOLVED NEW BUSINESS MODELS

CONFIDENTIAL STARRY IS A MISSION - DRIVEN FULL - STACK TECH COMPANY AND SERVICE PROVIDER TRANSFORMING BROADBAND PG 8 .

CONFIDENTIAL PG 9 . WE CREATED A NEW KIND OF BROADBAND BETTER TECHNOLOGY BETTER SERVICE BETTER PRICE BETTER EXPERIENCE PG 9 . CONFIDENTIAL

CONFIDENTIAL BECAUSE WE BELIEVE IN THE POWER OF CONNECTIVITY TO CHANGE LIVES AND IMPROVE COMMUNITIES PG 10 . • Connectivity is a powerful equalizer for individuals, families, and entire communities • Too many people are unconnected because broadband is too expensive or just unavailable • We believe everyone deserves access to quality, affordable broadband • Our tech and economic model make us well - positioned to scale to provide equitable service to all

CONFIDENTIAL PG 11 . STARRY IS BRINGING GIGABIT BROADBAND TO MILLIONS OF HOMES AND SMALL BUSINESSES • Starry built a new fixed wireless technology on a foundation of using licensed high - capacity millimeter wave spectrum to dramatically lower the costs of building a broadband network • We use our proprietary technology to build gigabit networks across entire cities in months, not years • Modern network architecture allows for exceptional customer experience, visibility, and response times Starry’s proprietary tech delivers gigabit service from its base station sites , Starry Titan, to Starry transceivers — Starry Trident for large apartment buildings or Starry Comet for small apartment buildings and single - family homes STARRY TITAN STARRY COMET STARRY TRIDENT PG 11 . CONFIDENTIAL

CONFIDENTIAL PG 12 . OUR INNOVATION IS DELIVERING BROADBAND AT SCALE WITH DRAMATICALLY DIFFERENT ECONOMICS Source: Company Analysis based on Starry average passing costs and assuming fiber passing costs of up to $1,250 in urban areas WE CAN BUILD NETWORKS AT 1% THE COST OF FIBER 1. We are a vertically - integrated tech developer, network operator, and service provider 2. We leverage deep engineering expertise to create and manufacture new innovative tech that drives disruptive economics 3. We use licensed millimeter wave wireless spectrum for robust subscriber connections 4. Our capex is primarily variable and success - based

OUR FULL STACK SOLUTION IS THE PRODUCT OF R&D INVESTMENT TO DRIVE UNIQUE SOLUTIONS TO HARD PROBLEMS

STATUS QUO

There is no commercialized technology for gigabit symmetrical fixed broadband in licensed millimeter wave spectrum

STARRY'S FULL STACK

We've invested nearly $200 million to create a highly-differentiated and unique solution to deliver last-mile broadband to millions

HARDWARE	Custom-Built Router with Starry's Network Management Software
	Phased Array Beamforming and Steering Antennas
	Leveraging Robust Global 802.11 Ecosystem
	Proprietary ICs to Bring Benefits of Wi-Fi into High Frequency Spectrum
SOFTWARE	Virtualized and Natively-Cloud Based Network Management System
	Custom Built Operational Support and Billing Support Systems
	Fully Integrated and Best-in-Class Customer Visibility and Care
SPECTRUM	Hold Licenses for Millimeter Wave Spectrum Covering 40M Homes
EXPERTISE	Interdisciplinary Engineering Workforce in Hardware, Software, Cloud
	Highly-Skilled Field Tech and Installer Workforce with 4.9 Star Rating

STARRY

Sources: Company Data

CONFIDENTIAL PG 13.

CONFIDENTIAL PG 14 . Gigabit Network Fast downloads and symmetrical upload capability for buffer - free streaming, lag - free gaming and uninterrupted video calls HIGH SPEED AND FAIR PRICED STARRY’S CUSTOMER - FIRST RESIDENTIAL BROADBAND SERVICE $50 ARPU for base plan 200 Mbps PG 14 . CONFIDENTIAL CUSTOMER OPTIMIZED Ridiculously Reliable Get the speeds you pay for, no matter how many devices are connected Tech Support You’ll Love Have questions? Get answers immediately at any time from nice humans, and smart robots Get Starry, Give Starry Every signup helps fund broadband access for those in need No Commitments You will stay a customer because we will deliver No Hidden Fees The price we say is what you pay Source: Company data

CONFIDENTIAL Source: Company Projections SIMPLE AND TRANSPARENT PLANS AND PRICING PG 15 . 200 Mbps $50 500 Mbps $65 1 Gbps $80 Unlimited Data Free Wi - Fi Router Free Installation No Hidden Fees ONE FLAT PRICE SMB and voice services planned to launch in 2022 +

CONFIDENTIAL PG 16 . PLATFORM PEER NPS SCORES Our service is engineered to delight customers and it shows. We achieve industry leading NPS with a product that is used all day, every day. BROADBAND NPS SCORES 74 61 37 37 25 9 - 10 5 1 - 8 - 3 Our NPS ranks far above other traditional connectivity companies Source: Company Data, CustomerGuru SUBSCRIBERS LOVE THE STARRY EXPERIENCE 72 NPS in 2021

CONFIDENTIAL PG 17 . STARRY TODAY: RAPIDLY GROWING BROADBAND SERVICE PROVIDER AND WIRELESS TECH DEVELOPER Sources: Company Analysis; 1. Starry holds Upper Microwave Flexible Use licenses in the 24 GHz band and a market test authori ty for the 37 - 37.6 GHz band; 2. data as of Q2 2021; 3. data as of Q2 2021, while customer acquisition focused on large apartments through the period — we now target every building under coverage; 4. final award subject to final FCC approval of Starry’s pending Auction 904 long - form application 24 % Average Penetration in Deployed Buildings One Year or Greater 187% YoY Revenue Growth (2019 - 2020) Average Cost of Passing Home with Gigabit Signal (2019 - 2021) $10 4.7 MILLION Households Covered by Existing Network in 6 Markets 2 48,000 Subscribers in 30 Months of Operation and Targeting Only a Subset of Coverage 3 SPECTRUM SECURED 1 , GIGABIT NETWORK DEPLOYED, SCALING ACROSS SIX MARKETS Federal Subsidy Won to Deploy Starry’s Network 4 $ 268m

OUR LICENSED SPECTRUM COVERS 40 MILLION HOMES IN 37 STATES

Current millimeter wave licensed footprint is the basis for our planned growth



Seattle
Portland
Spokane
Boise City
Reno
San Francisco
Las Vegas
Los Angeles
Phoenix
Tucson
Albuquerque
Fort Collins
Denver
Colorado Springs
Sioux Falls
Minneapolis
Madison
Milwaukee
Wichita
Lubbock
Dallas
San Antonio
Houston
Brownsville
Little Rock
Fort Wayne
Bloomington
Indianapolis
Decatur
Chicago
Detroit
Cleveland
Cincinnati
Columbus
Toledo
Dayton
Lexington
Nashville
Memphis
Jackson
New Orleans
Baton Rouge
Huntsville
Mobile
Birmingham
Atlanta
Charleston
Jacksonville
Tallahassee
Miami
Buffalo
Syracuse
Albany
Rochester
Springfield
Boston
New York City
Philadelphia
Harrisburg
Washington, DC
Richmond
Virginia Beach
Raleigh
Charlotte
Greensboro
Fayetteville

STARRY 2026E 25M

STARRY Today 4.7M

COMPARATIVE NETWORK SIZE BY HOUSEHOLDS PASSED

COMCAST	60 Million
Charter Communications	53 Million
fios by verizon	16 Million
U-verse	16 Million
altice	5 Million
CABLE ONE	2 Million

STARRY

Sources: Company Data, NextTV, Telecompetitor, Company Filings; Starry holds Upper Microwave Flexible Use licenses in the 24 GHz band and a market test authority for the 37-37.6 GHz band

CONFIDENTIAL PG 18.

CONFIDENTIAL PG 19 . STARRY’S LARGE MARKET OPPORTUNITY Sources: Company Data; not to scale 4.7 MILLION HOUSEHOLDS Serviceable Households in Existing 6 Markets as of Q2 2021 15 MILLION HOUSEHOLDS 2025E Serviceable Households in 20+ Markets 40 MILLION HOUSEHOLDS Serviceable TAM in Markets with Existing Spectrum Licenses 2 MILLION SMALL/MEDIUM BUSINESSES TOTAL DOMESTIC TAM Small and Medium Size Businesses within Existing Spectrum License Footprint Total Domestic TAM + 755 Million International TAM $3B Annual Revenue Opportunity $13B Annual Revenue Opportunity $34B Annual Revenue Opportunity $3B Annual Revenue Opportunity $37B Annual Total Revenue Opportunity

CONFIDENTIAL PG 20 . ALEX MOULLÉ - BERTEAUX COO AND CO - FOUNDER • Former CCO of Aereo , Inc. • Former Global Head of Marketing and Public Relations at Rockstar (Nasdaq: TTWO) • Former member of the management team at Media Arts Lab/Chiat Day (Omnicom, NYSE: OMC), Apple’s marketing agency CHET KANOJIA CEO AND CO - FOUNDER • Founder and former CEO of Aereo , Inc., the groundbreaking online TV platform that kicked off the OTT revolution • Founder and former CEO of Navic Networks, early leader in advanced cable television advertising acquired by Microsoft (Nasdaq: MSFT) in 2008 • Holds 31+ patents in fields from robotics to data communications JOE LIPOWSKI CTO AND CO - FOUNDER • Former CTO of Aereo , Inc • Former SVP of Engineering at LoJack Corp., acquired by CalAmp (Nasdaq: CAMP) • Former VP of Research, Base Station Subsystems at Andrew Corp., acquired by CommScope (Nasdaq: COMM) • Founder and CTO of Celiant Corp., acquired by Andrew Corp. KOMAL MISRA CFO • Former Global Head of Corp. Finance at Amelia (formerly IPsoft ), an AI company • Former VP of Corporate Development and VP of Finance at Cognizant (Nasdaq: CTSH) • Former tech investor & US Tech Sector Head, Alliance Bernstein • Former Systems Engineer, AT&T Bell Labs TEAM BUILT FOR EXECUTION VIRGINIA LAM ABRAMS SVP GOVERNMENT AFFAIRS & STRATEGIC ADVANCEMENT AND CO - FOUNDER • Former SVP Government Affairs at Aereo • Former spokesperson for NYC Mayor Michael R. Bloomberg • Former SVP, Public Affairs at Rubenstein BILL LUNDREGAN SVP & GENERAL COUNSEL • Former SVP, General Counsel & Secretary of Esselte Group Holdings • Former corporate practice at Skadden Arps BRIAN REGAN SVP STRATEGY AND CHIEF OF STAFF • Former Associate Bureau Chief and former Chief of Staff, Wireless Telecommunications Bureau, FCC • Former Director of Government Affairs, Wireless Infrastructure Association 650+ employees operating bi - coastal in six markets with headquarters in Boston

FIRSTMARK CAPITAL HAS A HISTORY OF IDENTIFYING LONG-TERM DISRUPTIVE COMPANIES

Several of FirstMark capital's private investments have already evolved into transformative public companies…

Company	Market Cap
shopify	$180bn Market Cap
airbnb	$98bn Market Cap
Pinterest	$34bn Market Cap
DraftKings	$24bn Market Cap
Upwork	$6bn Market Cap

…While others comprise a portfolio of unicorns[1] with the potential to become the next generation of publicly-traded technology disruptors

- ro
- DISCORD
- carta
- data iku
- DIGITAL CURRENCY GROUP
- Frame.io (Pending acq. By Adobe)
- pendo
- Cockroach Labs
- InVision
- Orchard
- Ledger
- ada
- Justworks
- upgrade
- **20+** Unicorns[1] across the FirstMark Capital portfolio

Note: 1. Companies that have a fully-diluted market capitalization equal to or greater than $1 billion as of the most recent private financing transaction, acquisition, or market close, as applicable.
Market capitalizations as of September 13, 2021

STARRY CONFIDENTIAL PG 21.

CONFIDENTIAL PG 22 . Extraordinary leadership team Enormous broadband market ripe for disruption Deep IP and protective moat for sustaining advantage Massive global TAM With platform delivered, ready for rapid operational scale at strong unit economics + WHAT ATTRACTED FIRSTMARK TO STARRY? Innovative transaction structure aligning sponsor incentives with Starry and public shareholders Substantial sponsor economics earned only with strong stock performance 100% primary proceeds to drive growth FMAC Board representation demonstrates commitment to long - term orientation Early investor and long - term relationship provides deep visibility and insight into operational execution LONG - TERM PARTNERSHIP

STARRY’S UNIQUE TECHNOLOGY ADVANTAGE

CONFIDENTIAL STARRY TITAN Base stations that transmit Starry’s last - mile licensed fixed wireless signal to customer locations, with 35+ Gbps per site STARRY TRIDENT AND COMET Customer terminals for all building types, from large apartments to single family homes – we install one per building and use the existing wiring inside the building STARRY’S OWN PURPOSE - BUILT NETWORK TECHNOLOGY High - capacity technology with disruptive cost structure that is quick and easy to deploy with end - to - end visibility STARRY WI - FI Every customer receives a Wi - Fi router with our management software, giving us full visibility into the network STARRY CLOUD CORE End - to - end cloud - based network core that runs the entire network PG 24 .

CONFIDENTIAL Source: Company Data GIGABIT FIXED WIRELESS OVER THE LAST - MILE TO ALL BUILDING TYPES PG 25 . 1 Gigabit signal is transmitted from Starry Titan base station to all serviceable premises Signal is received by one Starry Trident on large MDUs and Starry Comet on medium/small MDUs and SFUs We bring the service into the building or home using existing wiring — we can use any existing wiring that is in place. In large MDUs we plug into the in - building distribution frame (shown in the basement) We install a combined modem and Wi - Fi router in each unit or home and activate the service 2 3 4 2 3 4 2 3 4 TRIDENT: LARGE MDU COMET: SMALL MDU AND HOMES Simple deployment drives speed; we average ~10,500 units deployed per month 1

CONFIDENTIAL OUR NETWORK IS ANCHORED ON HIGH - CAPACITY, UPGRADEABLE BASE STATION TECHNOLOGY CONFIDENTIAL Source: Company Analysis; 1. oversubscription calculation assumes 64 customers per sector PG 26 . CHARACTERISTIC BANDWIDTH SIMULTANEOUS STREAMS EFFECTIVE BANDWIDTH PEAK AGGREGATE PHY OVERSUB RATIO AT GIG SPEED 1 Starry Gen2 (current) 160 MHz TDD 6x 960 MHz 5.2 Gbps 17.6 DOCSIS 3.0 192/48 MHz 1x 192 MHz 1.4/0.25 Gbps 45.7 Starry Gen3 160 MHz TDD 8x 1,280 MHz 9.6 Gbps 9.5 DOCSIS 3.1 192/48 MHz 1x 192 MHz 2.1/0.5 Gbps 30.5 Starry Gen4 200 MHz TDD 14x 2,800 MHz 22.4 Gbps 4.7 DOCSIS 4.0 400 MHz TDD 1x 400 MHz 4.1 Gbps 15.6 • We ride the cost and capacity curves driven by the global Wi - Fi ecosystem to multiply capacity on a regular upgrade path • Using Multi - user MIMO we can multiply our bandwidth and direct multiple high - speed beams using the same bandwidth simultaneously • This allows us to build a network with very high downlink and uplink capacity today with low oversubscription rates (lower is better) — meaning the customer has a better experience than with other technologies — that also scales over time with consumer demand MORE THAN 3.5X THE CAPACITY OF COAX WITH EXISTING TECH AND A CONTINUAL UPGRADE PATH

CONFIDENTIAL Note: Range is a graphical representation of a base station coverage area — not to scale. OUR NETWORK IS WEATHER RESILIENT BY DESIGN PG 28 . CASE STUDY: PERFORMANCE THROUGH WINTER STORM GAIL • Winter Storm Gail dropped more than a foot of snow in Boston on December 17, 2020, breaking the record for the largest daily snowfall • Our network performed through record snowfall and constant network usage from most customers staying home WE DESIGN THE NETWORK FOR 99.99% UPTIME • We achieve high reliability by designing the network to operate at 1500% of the minimum power we target for gigabit service • In “free space” the signal can travel 10 kilometers, and we design the network so that our target coverage area is only 25% of the maximum distance — the rest is the power margin v Range in free space (10 km) Power Margin Range in L.A. Range in D.C.

CONFIDENTIAL Source: Company Data WE LEARNED FROM BROADBAND OVERBUILDER & FIXED WIRELESS ATTEMPTS OF THE PAST PG 29 . AVOIDING OTHER’S PRIOR MISTAKES BY BUILDING A UNIQUE SOLUTION SET LEVERAGE EXISTING INFRASTRUCTURE ASSETS We build our network assets on existing mobile towers and rooftops, which allows rapid expansion with ready backhaul access ADD OUR OWN PROPRIETARY TECHNOLOGY We spent years developing our own technology, including integrated chips for frequency conversion, phased arrays and smart antennas, and a cloud - based network management platform, all without vendor margins USE LICENSED MILLIMETER WAVE SPECTRUM We operate in point - to - multipoint licensed millimeter wave spectrum, which enables higher power and protected rights of use across a wide area of operation, plus deployments across a city in under 12 months LEVERAGE A GLOBAL TECHNOLOGY STANDARD We built our technology on top of the Wi - Fi standard (802.11), an ecosystem with billions in investment from major vendors and a huge enterprise user base, short technology upgrade cycles, and global scale BUILDING EXPENSIVE NETWORKS THAT CANNOT SCALE Point - to - point wireless networks have expensive unit economics and capacity constraints, and new fiber networks take years to deploy in each market with unattainable subscriber penetration targets DEPENDENCY ON THIRD PARTY R&D CYCLES The wireless vendor ecosystem is constrained and has slow upgrade cycles; providers are reliant on third parties to deliver necessary performance and cost improvements USING THE WRONG (UNLICENSED) SPECTRUM Low band spectrum does not have the capacity to compete with fiber; unlicensed spectrum is unprotected and low power, leading to uncertain access and shorter links at high frequencies BUILDING BESPOKE WIRELESS STANDARDS Equipment scale requires a global market; without it price points are uneconomical, and the technology will not be upgradeable (e.g., WiMAX)

WE SOLVE FOR CAPACITY, COST, AND QUALITY

	STARRY	INCUMBENT		OVERBUILDER	EMERGING	
		DSL	CABLE	FIBER	LEO SATELLITES	MOBILE 5G
	STARRY	Frontier Communications, Windstream	Comcast, Charter Communications	fios, Metronet	Starlink, amazon project kuiper	verizon, T Mobile
COVERAGE	Wide-Area	Regional Monopolies	Regional Monopolies	Regional	Nationwide, Rural	Wide-Area
CAPACITY/ SUBSCRIBER	High	Very Low	High	High	Low	Low
SYMMETRICAL SPEEDS	✓	-	-	✓	-	-
LATENCY	Low	Medium	Low	Low	Medium	Low
AVERAGE NPS[1]	61	-6.5	1	25	-	21
NETWORK COST	$	$$$$	$$$	$$$$	$$$$	$$$$
SUBSCRIBER FEE	$$	$$$	$$$	$$$	$$$$	$$$

Sources: CustomerGuru as of September 2021, Company Analysis

STARRY CONFIDENTIAL PG 30.

FIXED-ONLY NETWORKS ARE REQUIRED FOR FIXED SUBSCRIBERS

CHARACTERISTIC	STARRY'S FIXED NETWORK	MOBILE NETWORK
Network Elevation	High	Low
Customer Location	Fixed	Mobile
Spectrum Bands	High Band	Low, Mid, High Bands
Uplink Spectrum	High Band	Low, Mid Bands
Return Power	High	Low
Spectral Efficiency	High	Low
Cost of Coverage	Low	High

✓ **HIGH BAND = HIGH CAPACITY**
✓ **HIGH ELEVATION = SUPERIOR PROPAGATION**
✓ **HIGH POWER = MORE COVERAGE AND SYMMETRY**

MOBILE PROVIDERS ARE HEAVILY INCENTED TO PRIORITIZE MOBILE SERVICE

Fixed users consume 40x more data than mobile users

And mobile providers earn up to 40x more revenue per gigabit from mobile subscriptions

STARRY

Sources: Company Analysis, NewStreet, Ericsson

CONFIDENTIAL PG 31.

STARRY’S GO - TO - MARKET AND CUSTOMER FOCUS

CONFIDENTIAL EFFECTIVE GO - TO - MARKET STRATEGY PG 33 . LARGE AND MEDIUM MULTI - DWELLING SMALL MULTI - DWELLING AND SINGLE FAMILY • We leverage national and local enterprise sales teams to unlock opportunities in the large and medium MDUs in a market through national portfolio deals and local commercial partnerships • After the building is sold, we drive subscriber acquisition efficiency by directly targeting the residents in the building through events, flyers, building email, and direct mail • Columbus, Ohio and all new markets (50+ cities) will be built at once before launch; most of the capex will still be success - based • Combined with the Comet transceiver for small MDUs and SFUs , which allowing us to serve any building, we can achieve significant acquisition efficiency through all channels • We will drive brand awareness through launch events, highly efficient digital marketing based on the on the actual homes we can serve, mailers, traditional media, and other efficient tools

WE AIM TO WIN ON VALUE & EXPERIENCE AGAINST COMPETITION

We drive our customer-first approach through the entire service offering

	STARRY	DSL	COAX	FIBER	OVERBUILDER	SATELLITE
SPEED (DOWN/UP MBPS)	200/200	Up to 100/10	200/10	300/300	200/10	100/3
BASE FEE / MONTH	$50	$65+ Taxes, rental fees, hidden fees extra	$79+ Taxes, rental fees, hidden fees extra	$70+ Taxes, rental fees, hidden fees extra	$65+ Taxes, rental fees, hidden fees extra	$263
INSTALL FEES	$0	Up to $125	$60	$99	N/A for new subs	May apply

Fast Speeds + Low Cost + Great Experience = **Happy Interneting®**

STARRY

Source: Competitive provider non-promotional pricing including router rental and no discount for auto-pay; Starry speeds based on a standard plan and may vary

CONFIDENTIAL PG 34.

CONFIDENTIAL • We custom - built systems to run the network — operations support systems and business support systems in telecom terms — that are natively cloud - based and highly - scalable • The software extends all the way into the Wi - Fi router that we provide to each customer, giving us telemetry that can tell us exactly what's happening on each customer’s connection • This allows us to monitor every element of our network and to rapidly respond to customer care contacts PG 35 . STARRY’S END - TO - END CLOUD CONTROL BUILT FOR QUALITY AND CARE We can do much better than “have you tried unplugging it?”

CONFIDENTIAL Source: Company Data; Company Survey from Spring 2020 OUR BROAD CUSTOMER BASE: PEOPLE WHO VALUE QUALITY, FAIRNESS, AND TRANSPARENCY PG 36 . • Demographically broad – bad internet is a shared experience, and great internet is a universal need • Cord cutters & new media users – our customers are streamers, gamers, remote workers, and everyone who wants freedom to consume content without expensive bundles • Cable haters and incumbent distrusters – there is a reason incumbent NPSs are so low; our customers expect more from their provider • Terabyte consuming power users – we are uncapped, always • Pro - privacy and security conscious – we have industry - leading privacy protections and support an open internet • Fairness in pricing even if they can afford it – people want value, not to be nickeled and dimed by huge incumbent providers • Value transparency in the companies they deal with – people should trust the company that carries their internet traffic • Believe in the power of internet to drive social growth – Starry subscribers help fund Starry’s growth, including in under connected communities 60% OF OUR SUBSCRIBERS SWITCH FROM ANOTHER PROVIDER; 37% ARE MOVE - INS

NOT JUST CUSTOMERS, PASSIONATE FANS


THANK YOU STARRY!
Go Starry!
Because of Starry I can...
learn online
stay connected
have fun!
Hi!
Woo-hoo!
YOU ARE 5-star!

"YOU GUYS PROVIDE ONE OF THE BEST CUSTOMER SERVICE TEAMS AVAILABLE. THERE ARE NO LONG WAITS AND EVERYONE KNOWS WHAT THEY'RE DOING."

"Your company stepped up right away when it came to the virus I am forever grateful... "

"Extremely satisfied! I just streamed a show out of my apartment with 8 guest callers and a couple of zoom calls and it ran flawlessly. Especially now that my girlfriend and I are working from home, upload bandwidth and speed are extremely important to our work. Thank you so much!"

"Starry absolutely blew me away! Easy to navigate website, same day appointment, exceptional service by Louis. Thank you for making something that is super annoying so painless and easy! I should have switched last year!"

"The service was great. Always exemplary and expeditious service with you guys! #PROUDCUSTOMER :)"

FAST COMPANY

"Starry's ultimate goal is to give people choice in their internet service."

FORTUNE

"Ditch your Internet provider and replace it with a faster cheaper connection..."

cnet

"It's high-speed wireless internet, but it's not 5G. Believe it or not, that's a good thing."

TechCrunch

"It's fair to say that no other provider offers this kind of speed up and down for that price."

STARRY Source: Company Data CONFIDENTIAL PG 37.

CONFIDENTIAL No credit checks No need to qualify for or participate in other assistance programs No extra equipment fees No data caps No long - term contracts No long application process or long wait time • Digital redlining has created an unequal system of broadband haves and have - nots, most deeply affecting public and affordable housing communities • We created Starry Connect in response, to offer a low - barrier, ultra - low - cost alternative for families who need it most • Our unique approach ties eligibility to the premise, not the individual, eliminating the need for credit checks or ”proving” poverty in order to qualify WE BELIEVE DIGITAL EQUITY IS IMPERATIVE PG 38 . $15 30 Mbps Down 30 Mbps Up STARRY CONNECT

WE ARE LEVERAGING PARTNERS AND PROGRAMS TO IMPROVE CONNECTIVITY IN ALL COMMUNITIES

GOVERNMENTS

Subsidize deployments plus partner to target deployments within their communities

- $268 million in government subsidies to deploy our network across 9 states to serve unserved homes and businesses[1]
- Participating provider in the FCC's Emergency Broadband Benefit Program, which provides an up to $50 subsidy to qualifying customers
- Housing and Urban Development ConnectHomeUSA stakeholder
- Developing additional state and local partnerships

DEI ORGANIZATIONS

Help leverage Starry's network to connect unconnected and under connected communities

- Partnership with Microsoft to accelerate deployment of Starry Connect service in public housing
- Enabling low-cost device access with PCs for People

AFFORDABLE HOUSING

Work with affordable housing owners and managers to bring service to their residents

- Partnerships with 30+ different affordable housing owners, including nonprofits and public entities, to bridge the digital gap for low-income families in more than 40,000 apartment units

STARRY

Source: Company Data, FCC; market cap data as of September 2021;1. final award subject to final FCC approval of Starry's pending Auction 904 long form-application

CONFIDENTIAL PG 39.

CONNECTIVITY THAT CHANGES LIVES

"Seeing a starry truck in my building was what made my day and gave me faith about buying that house I want so bad. Paying $167 [for] internet/cable with Comcast and between rent and utilities every month, I had nothing left to budget for financial goals. Starry has gave me the chance to have an extra $150 in my pocket each month. Now I can see that Starry gives low-income clients that financial stability and hope that most of us needed."

"Hi Starry, Thank you so much for providing great internet service during this difficult time. Thanks to you, I've been able to 3D print ear savers for nurses at local hospitals and other people in my community. Makes a big difference if you have to wear a mask all day. Without Starry, I wouldn't be able to help out this way. Attached is a photo of the ear savers I have been making and a photo of some nurses at Mass General wearing them. Thank you for keeping my internet alive!"

"I work at a Children's hospital in Washington DC. NBC recently did a story on virtual art therapy sessions I provide for kids with cancer - wouldn't be possible without my Starry Internet!"

"My name is [] and during this time I've lost my uncle to the Covid-19 virus. To cope, I spend a lot of time online connecting with friends and family and bringing comfort to my grandmother who was really affected by the death of my uncle. My family lives in west Africa, another continent, but Starry helps me to stay connected to them via FaceTime and social media and I'm extremely grateful for that! I used to spend a lot of money on other internet companies, but at some point, it became impossible for me to pay because I'm a student. After cutting my service I spent more than two years without internet and then I discovered Starry!"

STARRY

Source: Company Data

CONFIDENTIAL PG 40.

STARRY’S NETWORK, SUBSCRIBERS, AND GROWTH

NETWORK FUNNEL TO SUBSCRIBER ACQUISITION

HOMES PASSED

The households that are within the range of a Starry base station site – these are the potential subscribers from each site

HOMES SERVICEABLE

The households that are passed and that can receive a signal based on Starry's propagation modeling—we target 80% serviceability

ACTIVATED MDU UNITS

Households that are passed and serviceable that are in buildings at which a Starry transceiver is already installed

SFU HOMES SERVICEABLE

With our Comet terminal, every smaller MDU and single-family home that is serviceable can become a customer

SUBSCRIBERS

The households that sign up for Starry service—we target 20% penetration

SIGNIFICANT PROJECTED GROWTH IN NETWORK AND SUBS THROUGH 2025

	2022E	2025E
Passed	12M	21M
Serviceable	6M	15M
Subscribers	115K	906K

STARRY

Source: Company Data

CONFIDENTIAL PG 42.

CONFIDENTIAL 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 EXISTING NETWORK HOMES PASSED Coverage built incrementally as we tested tech and managed capex; new markets are planned to be fully built before launch Source: Company Data as of 2Q 2021 SIX LIVE SUBSCRIBER MARKETS THROUGH 2021 Homes Passed OUR LARGE EXISTING NETWORK FOOTPRINT PG 43 . MARKET COMMERCIAL ROLLOUT CHARACTERISTICS Boston 2018 Boston served as a test and validation market through 2018 Markets were originally all built incrementally on a site - by - site basis Los Angeles 2019 Denver 2019 D.C. 2019 New York 2019 Columbus 2021 First partner market with network built fully at subscriber launch Market Beta

CONFIDENTIAL 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 - 50,000 100,000 150,000 200,000 250,000 300,000 Deployed Units Net Subs Source: Company Data as of Q2 2021 Activated Units SIGNIFICANT PENETRATION OF ACTIVATED UNITS PG 44 . Market Beta AND WE DOUBLED OUR SUBSCRIBERS THROUGH THE COVID - 19 PANDEMIC Subscribers We build subscriber demand in advance of service launching in new buildings to accelerate penetration, then continually improve penetration over time • 14% penetration 30 days from launching • 18% penetration 180 days from launching • 24% penetration 1+ years from launching • 28% penetration 2+ years from launching

COMET BRINGS GIGABIT SERVICE TO EVERY HOME

Comet launch dramatically expands gigabit service to all households in our footprint

EXAMPLE: SITE PRE-COMET

Only large apartment buildings targeted;
3,989 units with effective serviceability of 18%


of Archaeology
and Ethnology
Cambridge St
Mt Auburn St
Ellery St
Dana St
Lee St
Amory St
Tremont St
Elm St
Hampshire St
Putnam Ave
Franklin St
Essex St
Pine St
Windsor St
Jay St
Pleasant St
Charles River
CAMBRIDGEPORT
Massachusetts
Institute of Technology
Vassar St
Memorial Dr

EXAMPLE: SITE POST-COMET

All serviceable households targeted;
17,547 units with effective serviceability of 79%


of Archaeology
and Ethnology
Charles River
Massachusetts
Institute of Technology
Vassar St
Memorial Dr

GIGABIT EVERYWHERE

Comet is our small, low-cost terminal installed on smaller buildings, including single family homes, to receive gigabit Starry service

Prior to the launch of Comet, we limited customer acquisition to large apartment buildings (generally 60+ units)

With Comet, shown below, every building of any size that can receive a signal from a base station can be targeted direct to consumer



STARRY Source: Company Data CONFIDENTIAL PG 45.

CONFIDENTIAL Starry blankets communities in gigabit broadband without digging up the streets, using our own fixed wireless tech to maximize coverage and minimize capex Source: Company projections of a representative mid - size market within Starry's licensed footprint WE BUILD GIGABIT NETWORKS WITH INTERNET - LIKE ECONOMICS WITH OUR OWN WIRELESS TECHNOLOGY PG 46 . 600 - 650K Residential TAM 30 - 40K Total Subs @ 3 Year $10 - 15 MILLION Total Network Coverage Capex $15 - 20 Capex per Home Passed 18 - 24 MONTHS Time to EBITDA Breakeven 50 - 55% EBITDA Margin @ 3 Years MID - SIZE MARKET ECONOMICS CASE STUDY

CONFIDENTIAL Sources: Company Analysis, FCC, Public Company Peer; 1. Assumes 16.0% penetration; 2. Assumes 30% penetration , data as of Q4 2019 PER HOME / PER SUBSCRIBER ~500K HOUSEHOLD MARKET NETWORK COVERAGE $10 – $30 Per Home Passed $5 – $15 million ALL - IN COST TO CONNECT 1 $430 Per Subscriber (includes transceiver, router, labor) $35 million SUBSCRIBER ACQUISITION COST 1 $280 – $375 Per Subscriber $30 million IMPLIED BREAKEVEN PENETRATION RATE ~4% TIME TO ACTIVATE TOTAL MARKET ~6 - 9 Months Depending on Size STARRY’S UNIT ECONOMICS ARE HIGHLY DISRUPTIVE RELATIVE TO FIBER VERSUS A FIBER BUILD IN SIMILAR SIZE MARKET 2 $ 425 MILLION Approx. Fiber Coverage Build Out and Subscriber Connection Cost +30 - 40% Fiber Implied Breakeven Penetration PG 47 .

OUR PROJECTED GROWTH IS POWERED BY UNIT COSTS THAT DRIVE RAPID PAYBACK

AVERAGE PER-SUBSCRIBER PAYBACK TODAY AND PROJECTED

2021[1]	10 MONTHS
2024E[2]	5 MONTHS

RAPID PAYBACK ACROSS ALL BUILDING TYPES

- Low network cost using our fixed wireless technology leads to very low network capex allocation to each subscriber
- Low attach costs are driven by our low-cost fixed wireless customer terminal and efficient subscriber acquisition
- Subscriber revenue is projected to increase incrementally through 2024
- Combined, the network capex allocation, customer attachment costs, and subscriber revenue enable payback in under a year on average across household types

STARRY

Sources: Company data; 1. 2021 weighted average costs across all household types assuming capex is capitalized as of May 2021; 2. 2024 projected average costs across all households assuming capex is capitalized; In all cases SAC included in the calculation assumes normalized SAC after initial market launch

CONFIDENTIAL PG 48.

CONFIDENTIAL PG 49 . ELECTRIC UTILITIES Help deploy the network CONSTRUCTION PARTNER Scaling construction partner to build the network nationwide REAL ESTATE Unlock customer relationships in large portfolios, plus help speed deployment • Strategic alliance agreement with $45B market cap investor - owned utility to jointly deploy our network in certain markets • Pipeline of additional potential utility partners with similar structure, and ability to leverage customer relationships • Strategic alliance agreement with $16B market cap infrastructure construction company with a large skilled workforce to help build our network • Strategic investment from one of the largest residential real estate portfolio owners in the U.S., plus access agreements with 27 portfolio companies whose portfolios represent 278k apartment units Source: Company Data WE ARE BUILDING A PARTNER ECOSYSTEM TO SPEED DEPLOYMENT AND REDUCE CAPEX INTENSITY PG 49 .

CONFIDENTIAL PG 50 . Source: Company Data WE INTEND TO BECOME ONE OF THE LARGEST U.S. BROADBAND PROVIDERS x SCALING WITH CONSTRUCTION PARTNERS We have the workforce and project management expertise lined up to scale our network rapidly across more than 50 markets and to build an entire market from the ground up before launch x PARTNERSHIP MODEL EXPANSION We plan to accelerate market launches in the markets where we believe we have a high probability of working with a partner x COMET CUSTOMER TERMINAL Comet is our economical and technically efficient way to serve most households while still meeting our payback targets KEYS TO GROWTH SUBSCRIBERS (000s) HOMES SERVICEABLE (MILLIONS OF HOMES) PG 50 . CONFIDENTIAL

CONFIDENTIAL GLOBAL EXPANSION Poor broadband service is universal — we can leverage our platform in other countries to improve connectivity and improve service for more people, globally WE ARE PLANNING SERVICE EXPANSIONS THAT INCLUDE: • New subscriber services like a customizable speed and latency plan that will allow customers to select whatever speed and latency they want, and to toggle the speed and latency on demand • Leveraging our platform as a service for other providers ADDITIONAL OPPORTUNITIES TO LEVERAGE OUR IP AND PLATFORM PG 51 . + +

FINANCIAL PROJECTIONS AND MARKET VALUATION

CONFIDENTIAL PG 53 . CONFIDENTIAL REVENUE ($ MILLIONS) ADJUSTED EBITDA 2 ($ MILLIONS) • Revenue growth driven by new service and market launches • Year - over - year revenue growth from 2019 to 2020 was 187% • Utility partner structure is highly accretive and offsets capex and opex in certain markets, with several projected to launch by 2024 FINANCIAL HIGHLIGHTS: SIGNIFICANT REVENUE AND EBITDA GROWTH THROUGH 2026 We become EBITDA positive with only 5% sub penetration across the network SUBSCRIBER PENETRATION 1 1% 3% 6% 2020A 2023E 2026E 1 Subscriber Penetration defined as total residential subscribers as a proportion of total homes serviceable; 2. Non - GAAP measure — see Appendix for reconciliation as of 2020. Source: Company Data 7%

SUBSCRIBER GROWTH OPPORTUNITY ON EXISTING NETWORK

POTENTIAL SUBSCRIBERS THAT ARE TARGETS FOR ACQUISITION WITHIN EXISTING COVERAGE

ACTIVATED UNITS

288,039

Apartments in which Starry is available today

+

WAITING TO BE DEPLOYED

189,740

Apartment units in buildings sold but not deployed

+

ADDITIONAL OPPORTUNITY

3,132,034

Serviceable households in Starry's current footprint

PLUS:

Pent up demand with 147,437 people within coverage signed up on our waitlist

STARRY

Source: Company Data as of Q2 2021

CONFIDENTIAL PG 54.

CONFIDENTIAL ACTUALS PROJECTIONS 2020 2021E 2022E 2023E 2024E 2025E 2026E Addressable Households(M) 10 10 12 13 15 21 25 YoY Growth % 6% 6% 18% 10% 14% 36% 19 % Homes Serviceable (M) 3 6 6 7 10 15 19 YoY Growth % 55% 88% 3% 27% 38% 53% 26 % Total Subscribers (000s) 35 62 115 228 506 906 1,429 YoY Growth % 76% 80% 85% 98% 122% 79% 58 % Penetration of Homes Serviceable 1 1% 1% 2% 3% 4% 5% 6% 1. Defined as total residential subscribers as a proportion of total homes serviceable PG 55 . KEY OPERATIONAL PERFORMANCE METRICS

CONFIDENTIAL ACTUALS PROJECTIONS 2020 2021E 2022E 2023E 2024E 2025E 2026E Total Revenue ($M) $ 13 $ 22 $ 67 $ 145 $ 343 $ 679 $ 1,113 Included Regulatory Revenue ($M) 1 - $ 26 $ 26 $ 26 $ 26 $ 26 YoY Total Revenue Growth 187% 74% 202% 116% 136% 98% 64 % Adjusted Gross Profit ($M) 2 $(8) $(6) $ 38 $ 101 $ 264 $ 561 $ 940 Adjusted Gross Margin % NM NM 56% 70% 77% 83% 84 % Total Operating Expenses ($M) 2 $(76) $(98) $(112) $(143) $(223) $(320) $(421) Adjusted EBITDA ($M) 2 $(83) $(105) $(74) $(41) $ 41 $ 241 $ 519 Adjusted EBITDA Margin % NM NM NM NM 12% 35% 47 % Capex ($M) $(37) $(53) $(43) $(72) $(135) $(175) $(244) Free Cash Flow ($M) 3 $(120) $(158) $(118) $(118) $(108) $ 32 $ 211 1. Regulatory revenue subject to final FCC approval of Starry’s pending Auction 904 long - form application; 2 . Non - GAAP measures — see Appendix for reconciliation as of 2020; 3 . Free cash flow is defined as EBITDA – Capex – Revenue Share to Utility Partner PG 56 . LONG - TERM FINANCIAL PROJECTIONS

CONFIDENTIAL • Disruptive Tech: Starry has developed a proven and unique technology platform • Disruptive Economics: Starry ’s tech allows it to build a network for a fraction of the cost of fiber • Disruptive Customer Experience: Starry’s customer - centered approach drives an NPS that is dramatically better than incumbents • Large Deployed Network: Starry has an existing network that covers more than 4.7 million households • Proven Revenue Growth: Revenue growth projected to be in excess of 100%+ year - over - year 2022 through 2024 • Huge TAM: Starry’s licensed spectrum covers approximately 40 million households • Partner Accelerants: Starry’s unique partnership structure drives low capex intensity and rapid deployment at scale • Federal Subsidies: $268 million in federal subsidies, plus opportunity to leverage new programs for future funding STARRY IS READY FOR RAPID SCALE PG 57 . Starry is at the start of its growth curve and a projected path to 1.4 million subs and $1.1 billion in revenue by 2026 Note: Subsidy subject to final FCC approval of Starry’s pending Auction 904 long - form application

CONFIDENTIAL PG 58 . TRANSACTION SUMMARY TRANSACTION SOURCES ($M) VALUATION & CAPITAL STRUCTURE TRANSACTION USES ($M) • Fully diluted pro forma enterprise value of $1.65B, representing 7.0x based on 2025E Adj. EBITDA of $240M • Existing Starry shareholders rolling 100% of their equity and will receive 72% of the pro forma equity (1)(6) • Transaction will result in $447M of new cash to the balance sheet to fund growth by a combination of cash in trust, proceeds from the PIPE and convertible debt proceeds PRO FORMA VALUATION • Existing Starry Shareholders • FMAC Public Shareholders (7) • PIPE Investors PRO FORMA ECONOMIC OWNERSHIP (1)(6) 72% 22% 6 % SIGNIFICANT SPONSOR ALIGNMENT • FirstMark Capital is a long - term investor in Starry, participating in every financing round from seed through Series E • 25% of Sponsor shares retained on transaction close, 75% subject to an earn - out structure with release triggers based on post - closing share price reaching $12.50, $15.00, and $17.50 • Sponsor committing to transfer up to 1M shares from its earn - out to existing FMAC shareholders in support of the transaction Existing Starry Shareholders (1) $ 1,400 FMAC Cash In Trust (2) 414 PIPE Equity (3) 125 Convertible Debt 150 Total Sources $ 2,089 Existing Starry Shareholders (1) $ 1,400 Cash To Balance Sheet 447 Pay Down Existing Debt (4) 207 Estimated Transaction Fees & Expenses 35 Total Uses $ 2,089 Share Price $ 10.00 Pro Forma Shares Outstanding (M) (1) 197 Pro Forma Equity Value ($M) $ 1,972 Less: Net Cash ($M) (5) (327) Pro Forma Enterprise Value ($M) $ 1,645 1. 197.2M diluted shares outstanding (excluding any potential dilution from assumed unvested Starry equity securities, new co nve rtible debt and out - of - the - money warrants, shares issuable upon conversion of convertible debt, and Sponsor earn - out) assumes 41 .40M FMAC public common shares held by FMAC investors, 12.50M shares held by PIPE investors, 2.59M shares held by Sponsor ( FMAC Investors and Sponsor, collectively “ FMAC Public Shareholders”, hold 43.99M shares) and 144.91M shares (or options/RSUs) issued to existing Starry shareholders and holders of vested Starry equity securities 2. Assumes no redemptions by FMAC’s existing public shareholders 3. Assumes 12.5M shares at $10.00 per share 4. Reflects $152M principal plus accrued interest plus 10% redemption and assumes $40M of new bridge financing to be complete d i n October 2021 and repaid on transaction close – none of which convert to equity 5. Reflects estimated $30M cash on balance sheet as of Q4 2021 plus $689M net new cash to balance sheet raised in transaction le ss $207M existing debt repayment (includes $40M new bridge financing to be completed in October 2021) less $150M new converti ble debt less estimated $35M transaction fees and expenses 6. Chet Kanojia , co - founder and CEO of Starry, will receive a separate class of common stock entitling him to 20 votes per share (as compared t o 1 vote per share for the class of common stock held by all other stockholders, including the Sponsor, public stockholders a nd PIPE investors) until he is no longer employed by the Company or a member of its board or he ceases to beneficially own at le ast 25% of the number of shares he holds immediately following the closing. The high vote shares are expected to represent 68% of t he pro forma voting power of the Company but only 10 % of the outstanding shares of common stock of the Company. Both classes of common stock will vote together on an aggregate b asi s for all matters submitted to a vote of stockholders 7. Includes FMAC Investors and Sponsor, where FMAC Investors reflects shares based on Cash In Trust contribution equal to 20% of total equity value, and Sponsor reflects shares b ased on Sponsor Promote assuming 25% earn out achieved equal to 1% of total equity value

CONFIDENTIAL PG 59 . SELECT PEERS OPERATIONAL BENCHMARKING INCUMBENT BROADBAND TECH - ENABLED INFRASTRUCTURE PROVEN TECH DISRUPTORS RECENT DE - SPACS (1) Recent De - SPAC disruptors, mean 2 - YEAR REVENUE CAGR GROSS MARGIN EBITDA MARGIN 80% 19% 15% 33% 29% 28% 56% 18% 7% 10% 9% 13% 15% 24% 18% 5% 2% 7% 78% 84% 75% 43% 52% 38% 24% 11% 27% 75% 65% 32% 52% 63% 77% 49% 63% 68% 73% 41% 47% 37% 24% 13% (0%) 20% NM 2% 45% 23% 23% 14% 7% 14% 9% 40% 45% 54% 13% 2021E - 2023E 2022E 2022E 2021E - 2023E 2022E 2022E 2021E - 2023E 2022E 2022E 2024E – 2026E 2021E - 2023E 2026E 2022E 2026E 2024E Source: Company materials, public investor presentations and filings, Factset. Market data as of 9/9/2021. Note: NM denotes “not meaningful.” 1. Mean for De - SPAC comp set, including Desktop Metal, Verra Mobility, Chargepoint, Velodyne, Blink Charging, indie Semiconducto r, and Rocket Lab.

SELECT PEERS VALUATION BENCHMARKING


PROVEN TECH DISRUPTORS
TECH-ENABLED INFRASTRUCTURE
INCUMBENT BROADBAND
RECENT DE-SPACS(1)
STARRY
zoom
NETFLIX
Roku
PELOTON
TESLA
fubo
Spotify
Akamai
GoDaddy
rackspace
VONAGE
8x8
RingCentral
bandwidth
Charter
altice
CABLE ONE
Recent De-SPAC disruptors, mean (2022E / 2025E)
EV / REVENUE
EV / 2025E Revenue
EV / 2022E revenue mean: 9.0x
EV / 2025E revenue mean: 4.9x
EV / 2022E revenue mean: 5.0x
EV / 2025E revenue mean: 3.6x
EV / 2022E revenue mean: 5.7x
EV / 2025E revenue mean: 5.1x
Total mean: 6.8x
2.4x
15.2x
8.3x
8.2x
5.6x
10.7x
4.6x
5.6x
3.2x
13.2x
7.7x
6.4x
2.3x
3.5x
2.4x
5.6x
4.4x
3.8x
2.9x
1.9x
NA
2.8x
NA
4.8x
NA
11.4x
NA
4.8x
NA
4.8x
4.3x
3.9x
3.6x
8.6x
7.5x
22.0x
6.4x
EV / 2022E revenue
EV / 2025E revenue
EV / EBITDA
EV / 2026E EBITDA
EV / 2022E EBITDA mean: 37.5x
EV / 2025E EBITDA mean: 27.5
EV / 2022E EBITDA mean: 22.1x
EV / 2025E EBITDA mean: 10.0x
EV / 2022E EBITDA mean: 12.1x
EV / 2025E EBITDA mean: 10.3x
Total mean: 22.2x
3.2x
41.3x
24.1x
33.7x
17.6x
NM
19.9x
NM
22.2x
NM
40.1x
NM
NA
NM
40.9x
12.4x
9.1x
16.5x
10.9x
8.3x
NA
20.7x
NA
NM
NA
NM
NA
52.7x
NA
11.8x
10.0x
8.6x
7.7x
15.9x
13.3x
NM
28.0x
EV / 2022E EBITDA
EV / 2025E EBITDA

STARRY

Source: Company materials, public investor presentations and filings, Factset. Market data as of 9/9/2021.
Note: NM denotes "not meaningful." NA denotes "not available."
1. Mean for De-SPAC comp set, including Desktop Metal, Verra Mobility, Chargepoint, Velodyne, Blink Charging, indie Semiconductor, and Rocket Lab.

CONFIDENTIAL PG 60.

CONFIDENTIAL PG 61 . DEAL VALUATION STRUCTURED WITH AMPLE ROOM TO THE UPSIDE $3,993 Midpoint represents 143% upside to transaction value $ 3,406 Midpoint represents 107% upside to transaction value KEY ASSUMPTIONS $3,538 Midpoint represents 115% upside to transaction value $3,931 $3,145 $4,243 $3,744 $4,359 $2,453 PV OF EV, BASED ON 8 – 10X REVENUE • 8 - 10x revenue based on proven tech disruptors’ 2022E revenue multiple • Valuation at 2024 based on forward - year metric • 20% discount rate, discounting to YE 2021 PV OF EV, BASED ON 15 – 17X EBITDA • 15 – 17x EBITDA based on mean of all peers’ 2022E EBITDA multiple • Valuation at 2025 based on forward - year metric • 20% discount rate, discounting to YE 2021 EV, BASED ON TODAY’S 2025E REVENUE MULTIPLES • Based on low to - high end of mean EV / 2025E trading metrics today • Low - end at 3.6x (mean of tech - enabled infrastructure 2025E revenue multiple) • High - end at 6.4x (mean of recent De - SPAC disruptors 2025E revenue multiple) • 2025 multiple reflects broader market's assessment of selected De - SPAC peers' valuation today IMPLIED POST - MONEY EV $1,645

HAPPY INTERNETING

APPENDIX

CONFIDENTIAL Net Loss to EBITDA GAAP Net Loss ($M) $(125) (+) Interest Expense 19 (+) Depreciation 19 EBITDA ($M) $(86) EBITDA to Adjusted EBITDA EBITDA ($M) $(86) (+) Fair value Adjustment for Liability Derivative 2 (+) Stock Based Compensation 1 Adjusted EBITDA $(83) GAAP Gross Profit to Adjusted GAAP Gross Profit GAAP Gross Profit $(26) (+) Distribution System and Vehicle Depreciation $ 17 Adjusted GAAP Gross Profit / (Loss) $(8) GAAP Operating Expenses to Non - GAAP Operating Expenses GAAP Operating Expenses $(78) (+) Non - COGS Depreciation 2 Non - GAAP Operating Expenses $(76) PG 64 . 2020 GAAP TO NON - GAAP RECONCILIATION

CONFIDENTIAL RISK FACTORS PG 65 . Risks Relating to Our Business and Industry • We have a history of losses, and we may not achieve or maintain profitability in the future. • We have experienced rapid growth since inception which may not be indicative of our future growth and, if we continue to grow ra pidly, we may not be able to manage our growth effectively. • Our limited operating history makes it difficult to evaluate our current business and future prospects. • Our financial projections may not prove accurate. • Our decision to expand existing product and service offerings into new markets or to launch new product or service offerings may consume significant financial and other resources and may not achieve the desired results. • We operate in a highly competitive business environment which could materially adversely affect our business, financial condi tio n, results of operations and liquidity. • If we do not retain, obtain or maintain rights to use licensed spectrum in one or more markets, we may be unable to operate i n t hese markets, which could harm our business and our ability to execute our business strategy. • The value of our FCC licenses could decline, which could materially affect our ability to raise capital, and could have a mat eri al adverse effect on our business and results of operations. • The unavailability, reduction, elimination or adverse application of government subsidies, including under the Rural Digital Opp ortunity Fund, could have a material adverse effect on our business and results of operations. • Our business model and growth strategy depend on our marketing efforts and ability to attract customers in a cost - effective mann er. • Our reputation, brand and ability to differentiate ourselves from our competitors is important to our success, and if we are not able to maintain and enhance our reputation and brand and differentiate ourselves from our competitors, our business, financial condition and results of operations may be adversely affected. • Our business is characterized by rapid technological change, and if we do not adapt to technological changes and respond appr opr iately to changes in consumer demand, our competitive position may be harmed. • We rely on the experience and expertise of our senior management team, key technical employees and other highly skilled perso nne l and the failure to retain, motivate or integrate any of these individuals could have an adverse effect on our business, financial condition or results of operation. • Our business is concentrated in certain geographic markets. Exposure to local economies, regional downturns or severe weather or catastrophic occurrences or other disruptions or events could have a material adverse effect on our business and results of operations. • We depend on a limited number of third - party suppliers, manufacturers and licensors to supply some of the hardware and software necessary to provide some of our services, and any disruption in our relationships with these parties could have a material adverse effect on our business and results of operations. • Our growth depends in part on the success of our strategic relationships with third parties, and any failure to maintain thes e r elationships could harm our business. • Our exposure to the economic conditions of our current and potential customers, vendors and third parties could adversely aff ect our cash flow, results of operations and financial condition. • A significant portion of our costs and expenses are fixed, and we may not be able to adapt our cost structure to offset decli nes in our revenue. • International expansion of our business would expose us to business, regulatory, political, operational, financial and econom ic risks associated with doing business outside of the United States. • Seasonality may cause fluctuations in our sales and results of operations. • The ongoing COVID - 19 pandemic could materially affect our financial condition and results of operations. • We rely on network and information systems and other technology, and a disruption or failure of such networks, systems or tec hno logy as a result of cybersecurity incidents, as well as outages, natural disasters (including extreme weather), terrorist attacks, accidental releases of information or similar events, may disrupt our busines s.

RISK FACTORS

Risks Relating to Government Regulation and Litigation

- Our business is subject to extensive governmental legislation and regulation, which could adversely affect our business, increase our operational and administrative expenses and limit our revenues.
- We may be materially adversely affected by regulatory changes related to pole attachments.
- Increasing regulation of our Internet-based products and services could adversely affect our ability to provide new products and services.
- Our voice services are subject to additional regulation by Federal, state and local authorities, which may impose additional costs and restrictions on our businesses.
- We may be materially adversely affected by regulatory, legal and economic changes relating to our physical plant.
- We may be liable for the material that content providers distribute over our networks.
- The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing applications of privacy regulations.
- Unfavorable outcomes in legal proceedings in which we may be involved may adversely affect our business and operating results.
- Unfavorable legislative outcomes may adversely affect our industry, our business and our operating results.

Risks Relating to Information Technology, Cybersecurity and Intellectual Property

- Cyber security risks, data loss or other breaches of our network security could materially harm our business and results of operations, and the processing, storage, use and disclosure of personal or sensitive information could give rise to liabilities and additional costs as a result of governmental regulation, litigation and conflicting legal requirements relating to personal privacy rights.
- If we experience a significant data security breach or fail to detect and appropriately respond to a significant data security breach, our results of operations and reputation could suffer.
- Our fraud detection processes and information security systems may not successfully detect all fraudulent activity by third parties aimed at our employees or customers, which could adversely affect our reputation and business results
- We may fail to adequately protect our intellectual property rights or may be accused of infringing upon intellectual property rights of third parties.
- Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

Risks Relating to Our Financial Reporting

- Our management has limited experience in operating a public company.
- We rely on assumptions, estimates, and business data to calculate our key performance indicators and other business metrics, and real or perceived inaccuracies in these metrics may harm our reputation and negatively affect our business.
- Our results of operations and financial condition are subject to management's accounting judgments and estimates, as well as changes in accounting policies.
- Our management will be required to evaluate the effectiveness of our internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports.

Risks Relating to Our Liquidity and Capital Resources

- We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.
- We utilize a significant amount of indebtedness in the operation of our business, and so our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.
- Starry's independent registered public accounting firm included a note relating to Starry's ability to continue as a going concern in its report on Starry's audited financial statements for the year ended December 31, 2020, and there can be no guarantee that Starry will continue as a going concern absent the ability to raise additional capital within the next 12 months.

Risks Related to the Ownership of Securities

- The price of our securities may be volatile.
- We do not intend to pay cash dividends for the foreseeable future.
- Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
- If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

STARRY CONFIDENTIAL PG 66.